CONVERTIBLE PREFERRED STOCK

PURCHASE AGREEMENT

CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT (the “Agreement”), dated as of June 24, 2010, by and among Patient Safety Technologies, Inc., a Delaware corporation (the “Company”), and each buyer identified on the signature pages hereto (each, including its successors and assigns, a “Buyer” and collectively, the “Buyers”).  Francis Capital Management, LLC is executing this Agreement solely for the purpose of waiving certain rights pursuant to Section 8.18 hereof).

WHEREAS:

A.            The Company and each Buyer is executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “1933 Act”).

B.            The Company has authorized a new series of Series B Convertible Preferred Stock of the Company, pursuant to the certificate of designations (the “Certificate”) in the form attached hereto as Exhibit A (the “Preferred Shares”), which Preferred Shares shall be convertible into the Company’s common stock, par value $0.33 per share (the “Common Stock”) (such shares of Common Stock or other securities issued or issuable upon conversion of the Preferred Shares, the “Conversion Shares”), in accordance with the terms of the Preferred Shares.

C.            Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement, in the form attached hereto as Exhibit B (the “Registration Rights Agreement”), pursuant to which the Company will agree to provide certain registration rights with respect to the Registrable Securities (as defined in the Registration Rights Agreement) under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

D.            Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering an Escrow Agreement, in the form attached hereto as Exhibit C (the “Escrow Agreement”).

E.             The Preferred Shares and the Conversion Shares collectively are referred to herein as the “Securities.”

NOW, THEREFORE, in consideration for the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Company and each Buyer hereby agree as follows:

ARTICLE I

PURCHASE AND SALE OF PREFERRED SHARES

1.1         Purchase of Preferred Shares.

(a)           Upon the terms and subject to the conditions set forth herein, the Company agrees to sell, and the Buyers, severally and not jointly, agree to purchase, up to an aggregate amount of $6,000,000 of Preferred Shares with an aggregate Stated Value for each Buyer equal to such Buyer’s Subscription Amount as set forth on the signature page executed by such Buyer.  The aggregate number of Preferred Shares sold hereunder shall be up to 60,000.  “Stated Value” means One Hundred Dollars $100.00 per Preferred Share.  “Subscription Amount” means, as to each Buyer, the aggregate amount to be paid for the Preferred Shares purchased hereunder as specified below such Buyer’s name on the signature page of this Agreement and next to the heading “Subscription Amount,” in United States dollars and in immediately available funds.

(b)           Closing.  The date (the “Closing Date”) and time of the closing of the purchase and sale of the Preferred Stock (the “Closing”)  shall be 10:00 a.m., Los Angeles time, on the date hereof (or such later date as is mutually agreed to by the Company and each Buyer) after notification of satisfaction (or waiver) of the conditions to the Closing set forth in Articles VI and VII below at the offices of Manatt, Phelps & Phillips, LLP, 11355 West Olympic Blvd., Los Angeles, California 90064, unless another date, time or place is agreed to by Buyers and the Company.

1.2         Form of Payment.  On the Closing Date, (i) each Buyer shall pay its Subscription Amount to the Company for the Preferred Shares to be issued and sold to such Buyer at the Closing, (A) by wire transfer of immediately available funds in accordance with the wire instructions set forth on Exhibit D, (B) by cancellation or conversion of indebtedness of the Company to such Buyer (evidenced by delivery of a written debt-cancellation agreement cancelling a principal amount of outstanding indebtedness equal to the Subscription Amount in form and substance satisfactory to the Company), or (C) by any combination of such methods agreed prior to the Closing Date between such Buyer and the Company and (ii) the Company shall deliver to each Buyer the stock certificates representing the Preferred Shares (allocated in the principal amounts as such Buyer shall request in writing no later than two (2) days prior to the Closing Date), which such Buyer is then purchasing hereunder duly executed on behalf of the Company and registered in the name of such Buyer or its designee as such Buyer shall request in writing no later than two (2) days prior to the Closing Date.

1.3         Use of Proceeds; Escrow.  The Company shall use all proceeds of the offerings contemplated hereby to pay the Transaction Fees (as defined in Section 4.6 below), for general corporate purposes and as set forth on Exhibit J, provided, however that the parties agree that $651,223.52 (the “Escrow Amount”) shall be deposited on the Closing Date in an account (the “Tax Escrow Account”) with  U.S. Bank (the “Escrow Agent”), to be held, invested, administered and distributed or released in accordance with the terms and conditions of the Escrow Agreement.

ARTICLE II

BUYER’S REPRESENTATIONS AND WARRANTIES

Each Buyer, severally and not jointly, represents and warrants to the Company with respect to itself only that:

2.1         Distribution. Such Buyer is acquiring the Securities for investment purposes for its own account and not with any current view towards a distribution of the Securities.

2.2         Accredited Investor Status.  At the time such Buyer was offered the Securities, it was, and as of the date hereof, it is, an “accredited investor” as that term is defined in Rule 501(a) of Regulation D.

2.3         Reliance on Exemptions.  Such Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire the Securities.

2.4         Information.  Such Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities that have been requested by such Buyer and that such Buyer deems necessary and appropriate to enable Buyer to evaluate the financial risk inherent in making the investment in the Securities.  Such Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company  and its management.  Such Buyer has reviewed the SEC Documents (as defined in Section 3.11 below), including without limitation, the risk factor disclosure contained therein,  and understands that its investment in the Securities involves a high degree of risk and is, at the present time, able to afford a complete loss of such investment.  Subject to the truth and accuracy of the representations and warranties made by the Company hereunder, such Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities. Neither such inquiries nor any other due diligence investigations conducted by such Buyer or its advisors, if any, or its representatives shall modify, amend or affect such Buyer’s right to rely on the Company’s representations and warranties contained herein.

2.5         Transfer or Resale.  Such Buyer understands that except as provided in the Registration Rights Agreement:

(a)           the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (i) subsequently registered thereunder or (ii) such Securities are sold, assigned or transferred pursuant to an exemption from such registration under the 1933 Act, including without limitation pursuant to Rule 144 promulgated under the 1933 Act, as amended, (or a successor rule thereto) (“Rule 144”);

(b)           any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person  through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act and the rules and regulations of the SEC thereunder. “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof; and

(c)           neither the Company nor any other Person is under any obligation to register the Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

2.6         Legends. Such Buyer agrees that all certificates or other instruments representing the Preferred Shares and the Conversion Shares shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN APPLICABLE EXEMPTION FROM REGISTRATION UNDER SAID ACT, INCLUDING PURSUANT TO RULE 144 UNDER SAID ACT.  NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN LOAN OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Securities upon which it is stamped, if, unless otherwise required by state securities laws, (i) the resale of such Securities is covered by an effective registration statement under the 1933 Act (whether pursuant to the Registration Rights Agreement or otherwise), (ii) the Conversion Shares are eligible for resale without restriction under Rule 144, or (iii) in connection with a sale, assignment or other transfer, such holder provides the Company with an opinion of a law firm reasonably acceptable to the Company and its transfer agent, in a generally acceptable form, to the effect that such sale, assignment or transfer of the Securities may be made without registration under the applicable requirements of the 1933 Act.

2.7         Validity; Enforcement.  This Agreement and the Registration Rights Agreement, and the consummation by such Buyer of the transactions contemplated hereby and thereby, have been duly and validly authorized, executed and delivered on behalf of such Buyer and shall constitute the legal, valid and binding obligations of such Buyer enforceable against such Buyer in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

2.8         No Conflicts.  The execution, delivery and performance by such Buyer of this Agreement and the Registration Rights Agreement and the consummation by such Buyer of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of such Buyer or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) in any respect under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Buyer is a party or by which any property or asset of such Buyer is bound or affected, or (iii)  result in a violation of any law, rule, regulation, order, judgment  or decree (including foreign, federal and state securities laws and regulations) of any court or governmental authority applicable to such Buyer, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations that would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Buyer to perform its obligations hereunder or thereunder.

2.9         Short Sales and Confidentiality Prior To The Date Hereof. Other than consummating the transactions contemplated hereunder, such Buyer has not, nor has any Person acting on behalf of or pursuant to any understanding with such Buyer, directly or indirectly executed any purchases or sales, including short sales, of the securities of the Company during the period commencing from the time that such Buyer first received a term sheet (written or oral) from the Company or any other Person representing the Company setting forth the material terms of the transactions contemplated hereunder until the date hereof (“Discussion Time”). Notwithstanding the foregoing, in the case of a Buyer that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Buyer’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Buyer’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement.

Except as otherwise explicitly set forth in this Agreement, the Company acknowledges and agrees that the representations contained in this Article II shall not modify, amend or affect such Buyer’s right to rely on the Company’s representations and warranties contained in this Agreement or any representations and warranties contained in any other Transaction Document or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transactions contemplated hereby or thereby.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the Disclosure Schedule (which Disclosure Schedule sets forth items the disclosure of which is necessary or appropriate as an exception to one or more representations or warranties contained in this Article III; provided, however, that the disclosure in any Section of the Disclosure Schedule shall apply only to the indicated Section of this Agreement except to the extent that it is apparent on the face of such disclosure that such disclosure is relevant to another Section of this Agreement), the Company represents and warrants to each of the Buyers that:

3.1         Organization and Qualification.  The Company and its “Subsidiary” (which for purposes of this Agreement means any entity in which the Company, directly or indirectly, owns any of the capital stock or holds an equity or similar interest) are entities duly organized and validly existing and, to the extent legally applicable, in good standing under the laws of the jurisdiction in which they are formed, and have the requisite power and authorization to own their properties and to carry on their business as now being conducted.  Each of the Company and its Subsidiary is duly qualified as a foreign entity to do business and, to the extent legally applicable, is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect.  As used in this Agreement, “Material Adverse Effect” means any material adverse effect on the business, properties, assets, operations, results of operations, condition (financial or otherwise) or prospects of the Company and its Subsidiary, taken as a whole, or on the transactions contemplated hereby and the other Transaction Documents or by the agreements and instruments to be entered into in connection herewith or therewith, or on the authority or ability of the Company to perform its obligations under the Transaction Documents.  The Company has no Subsidiaries except as set forth on Schedule 3.1.  The Company has furnished to the Buyers true, correct and complete copies of the Company’s Certificate of Incorporation, as amended and as in effect on the date hereof (the “Certificate of Incorporation”), and the Company’s Bylaws, as amended and as in effect on the date hereof (the “Bylaws”). The Company owns 100% of the capital stock of its Subsidiary.

3.2         Authorization; Enforcement; Validity.  The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Registration Rights Agreement, the Escrow Agreement and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated by this Agreement (collectively, the “Transaction Documents”) and to issue the Securities in accordance with the terms hereof.  The execution and delivery of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Preferred Shares, the reservation for issuance and the issuance of the Conversion Shares issuable upon conversion of the Preferred Shares, have been duly authorized by the Company’s Board of Directors and no approval by the Company’s stockholders is required, and other than as set forth in Section 3.5, no further filing, consent or authorization is required by the Company, its Board of Directors or its stockholders in connection herewith or therewith.  This Agreement and the other Transaction Documents have been duly executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

3.3         Issuance of Securities.  The issuance of the Preferred Shares are duly authorized and, when issued and paid for in accordance with this Agreement, will be validly issued, fully paid and nonassessable and free from all preemptive rights or similar rights, taxes, liens and charges with respect to the issue thereof.  As of the Closing, a number of shares of Common Stock that equals or exceeds 100% of the aggregate of the maximum number of shares of Common Stock issuable upon conversion of the Preferred Shares shall have been duly authorized and reserved for issuance.  Upon conversion or exercise in accordance with the terms of the Preferred Shares, the Conversion Shares will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights, taxes, liens and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock.  Assuming the accuracy of each of the representations and warranties of each Buyer set forth in Article II of this Agreement, the offer and issuance by the Company of the Securities is exempt from registration under the 1933 Act.

3.4         No Conflicts.  The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Preferred Shares and reservation for issuance and issuance of the Conversion Shares) will not (i) result in a violation of any certificate of incorporation, articles of incorporation, or any certificate of designations of the Company or its Subsidiary, or bylaws of the Company or its Subsidiary or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) in any respect under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or its Subsidiary is a party or by which any property or asset of the Company or its Subsidiary is bound or affected, or (iii) other than as set forth in Section 3.5, result in a violation of any law, rule, regulation, order, judgment or decree (including foreign, federal and state securities laws and regulations) of any court or governmental authority applicable to the Company or its Subsidiary; except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

3.5         Consents.  Neither the Company nor its Subsidiary is required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents, in each case in accordance with the terms hereof or thereof, except for the following consents, authorizations, orders, filings and registrations (none of which is required to be filed or obtained before the Closing): (i) the filing with the Securities and Exchange Commission (the “SEC”) of a current report on Form 8-K disclosing the material terms of the transactions contemplated hereby and thereby and attaching the Transaction Documents as exhibits thereto, (ii) the filing of a Form D with the SEC and such filings as are required to be made under applicable state securities laws, and (iii) the filing with the SEC of one or more Registration Statements in accordance with the requirements of the Registration Rights Agreement.

3.6         Acknowledgment Regarding Buyers’ Purchase of Securities.  The Company acknowledges and agrees that, notwithstanding any affiliation any Buyer or its respective affiliate may have with the Company, the Company believes that it has taken appropriate corporate governance measures to ensure that the transactions contemplated by this Agreement and the other Transaction Documents have been approved in a manner that complies with applicable law by a majority of independent and disinterested board members, and the Company believes that each Buyer is acting solely in the capacity of an arm’s length purchaser with respect to this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby.  The Company further acknowledges that no Buyer is acting as a financial advisor or fiduciary of the Company with respect to the Transaction Documents and the transactions contemplated hereby and thereby; and that any discussions or communications between members, managers, officers or control party(ies) of a Buyer and the officers, directors and control parties of the Company in connection with the Transaction Documents and the transactions contemplated hereby are (y) incidental to the fundamental arm’s-length nature of the Transaction Documents and the transactions contemplated thereby, and (z) do not vitiate the arm’s length negotiations between the financial and legal representatives of the Company and the financial and legal representatives of Buyer with respect to the Transaction Documents and the transactions contemplated thereby.   The Company further represents to each Buyer that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

3.7         No General Solicitation; Placement Agent.  Neither the Company, nor any of its affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities.   Neither the Company nor its Subsidiary has engaged any placement agent, financial advisor, broker or other agent in connection with the transactions contemplated by the Transaction Documents, including, without limitation, the sale of the Securities.

3.8         No Integrated Offering.  None of the Company, its Subsidiary, any of their affiliates, and any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed, quoted or designated.  None of the Company, its Subsidiary, any of their affiliates, and any Person acting on their behalf will take any action or steps referred to in the preceding sentence that would require registration of the issuance of any of the Securities under the 1933 Act or cause the offering of the Securities to be integrated with other offerings for purposes of any such applicable stockholder approval provisions.

3.9         Dilutive Effect.  The Company understands and acknowledges that the number of Conversion Shares issuable upon conversion of the Preferred Shares will increase in certain circumstances.  The Company further acknowledges that its obligation to issue Conversion Shares upon conversion of the Preferred Shares in accordance with this Agreement and the Preferred Shares is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

3.10       Application of Takeover Protections; Rights Agreement.  The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Certificate of Incorporation or the laws of the state of its incorporation that is or could become applicable to any Buyer as a result of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of the Securities and any Buyer’s ownership of the Securities.  The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company.  The Company has less than 2000 shareholders of record.

3.11       SEC Documents; Financial Statements.  During the two (2) years prior to the date hereof, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder (the “1934 Act”) (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements, schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”).  As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto in effect at the time of filing.  Such financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude notes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).  The most recent weekly cash statement provided by the Company to the Buyers fairly presents in all material respects the results of operations and cash flows for the seven days then ended.

3.12       Absence of Certain Changes.  Since the date of the latest audited financial statements included within the SEC Documents, except as specifically disclosed in a subsequent SEC Document filed prior to the date hereof: (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect,  (ii) the Company has not incurred any liabilities (contingent or otherwise) other than trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice, (iii) the Company has not altered its method of accounting, (iv) except in connection with the Company’s Series A Convertible Preferred Stock in accordance with the terms thereof, the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company equity incentive plans, (vi) sold any assets, individually or in the aggregate, outside of the ordinary course of business or (vii) had capital expenditures, individually or in the aggregate, outside the ordinary course of business.  Neither the Company nor its Subsidiary has taken any steps to seek protection pursuant to any bankruptcy law nor, to the Knowledge of the Company, does the Company have any reason to believe that its creditors have initiated or intend to initiate involuntary bankruptcy proceedings, nor to the Knowledge of the Company, is there any fact that would reasonably lead a creditor to do so. The Company does not have pending before the SEC any request for confidential treatment of information. Except for the transactions and other actions contemplated by this Agreement (including, without limitation, the issuance of the Securities and the resignations contemplated by Section 7.9) and the other Transaction Documents, no event, liability, fact, circumstance, occurrence or development has occurred or exists or, to the Knowledge of the Company, is reasonably expected to occur or exist with respect to the Company or its Subsidiary or their respective businesses, properties, operations, assets or financial condition, that would be required to be disclosed by the Company under applicable law (including, without limitation, securities laws), rule or regulation at the time this representation is made or deemed made that has not been publicly disclosed at least one trading day prior to the date that this representation is made.

3.13       Conduct of Business; Regulatory Permits.  Neither the Company nor its Subsidiary is in violation of (i) any term of or in default under its certificate of incorporation or articles of incorporation, or any certificate of designations of any outstanding series of preferred stock of the Company, or its bylaws, respectively, (ii) any judgment, decree or order or (iii) any statute, ordinance, rule or regulation applicable to the Company or its Subsidiary, and neither the Company nor its Subsidiary will conduct its business in violation of any of the foregoing, except for possible violations that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  The Company and its Subsidiary possess all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not have nor reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and neither the Company nor its Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

3.14       Sarbanes-Oxley Act.  The Company is in material compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof.

3.15       Transactions With Affiliates.  Except for this Agreement and the other Transaction Documents and those contracts described in the SEC Documents filed prior to the date hereof or as set forth on Schedule 3.15, none of the officers, directors or employees of the Company or its Subsidiary is presently a party to any transaction with the Company or its Subsidiary (other than for ordinary course services as employees, officers or directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director or employee or, to the Knowledge of the Company, any corporation, partnership, trust or other entity in which any such officer, director, or employee has a substantial interest or is an officer, director, trustee or partner.

3.16       Capitalization.  As of the date hereof, the authorized capital stock of the Company consists of (i) 100,000,000 shares of Common Stock, of which as of the date hereof, (v) 23,456,063 are issued and outstanding, (w) 500,000 shares are reserved for issuance pursuant to the Amendment and Early Conversion of the Secured Convertible Note Agreement, (x) 75,000 shares are reserved for issuance pursuant to a consulting agreement, (y) 5,624,750 shares are reserved for issuance pursuant to the Company’s equity incentive plans and (z) 7,602,978 shares are reserved for issuance pursuant to securities exercisable or exchangeable for, or convertible into, shares of Common Stock and (ii) 1,000,000 shares of preferred stock, par value $1.00 per share, of which, as of the date hereof, 10,950 are issued and outstanding.  All of such outstanding shares have been, or upon issuance will be, validly issued and are fully paid and nonassessable.  Except as disclosed in Schedule 3.16: (i) none of the Company’s capital stock is subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company; and (ii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock or other securities of the Company or its Subsidiary, or contracts, commitments, understandings or arrangements by which the Company or its Subsidiary is or may become bound to issue additional capital stock of the Company or its Subsidiary or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock or other securities of the Company or its Subsidiary.

3.17       Absence of Litigation.  Except as set forth in Schedule 3.17, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the Knowledge of the Company, threatened against or affecting the Company or its Subsidiary, which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, if there were an unfavorable decision, reasonably be expected to result in a Material Adverse Effect. Neither the Company nor its Subsidiary, nor, to the Knowledge of the Company, any director or officer thereof, is or has been the subject of any such action, suit, proceeding, inquiry or investigation involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the Knowledge of the Company, there is not pending or contemplated, any investigation by the SEC involving the Company or any current director or officer of the Company. During the two years prior to the date hereof, the Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or its Subsidiary under the 1934 Act or the 1933 Act.

3.18       Insurance.  The Company and its Subsidiary are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiary are engaged.  Neither the Company nor its Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a material increase in cost.

3.19       Employee Relations.  (a) Neither the Company nor its Subsidiary is a party to any collective bargaining agreement or employs any member of a union that relates to such employee’s relationship with the Company or its Subsidiary.  The Company and its Subsidiary believe that their relations with their employees are good.  No executive officer (as defined in Rule 501(f) of the 1933 Act) of the Company or its Subsidiary is in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject the Company or its Subsidiary to any liability with respect to any of the foregoing matters.

(b)           The Company and its Subsidiary, to the Knowledge of the Company, are in compliance with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

3.20       Title. The Company and its Subsidiary have good and marketable title in fee simple to all real property owned by them and good and marketable title to all personal property owned by them that is material to the business of the Company and its Subsidiary, in each case free and clear of all liens, encumbrances and defects, except such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its Subsidiary.  Any real property and facilities held under lease by the Company and its Subsidiary are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiary.

3.21       Intellectual Property Rights. The Company and its Subsidiary own or possess adequate rights or licenses to use all trademarks, service marks and all applications and registrations therefor, trade names, patents, patent rights, copyrights, original works of authorship, inventions, trade secrets and other intellectual property rights necessary to conduct their respective businesses as now conducted and as described in the SEC Documents and for which the failure to so have could have a Material Adverse Effect (“Intellectual Property Rights”).  None of the Company’s registered, or applied for, Intellectual Property Rights have expired or terminated or have been abandoned.  Except as set forth in Schedule 3.21, the Company has not received notice (written or otherwise) of, nor to the Knowledge of the Company, is there, any infringement by the Company or its Subsidiary of intellectual property rights of others.  There is no claim, action or proceeding being made or brought, or to the Knowledge of the Company, being threatened, against the Company or its Subsidiaries regarding its Intellectual Property Rights.  To the Knowledge of the Company, there are no facts or circumstances that might give rise to any of the foregoing infringements or claims, actions or proceedings.  The Company and its Subsidiary have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their Intellectual Property Rights, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect..

3.22       Environmental Laws.  To the Knowledge of the Company, the Company and its Subsidiary (i) are in compliance with any and all environmental laws, (ii) have received all permits, licenses or other approvals required of them under applicable environmental laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (i), (ii) and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

3.23       Tax Status.  Other than as disclosed in the SEC Documents and Schedule 3.23, the Company and its Subsidiary (i) have made or filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) have paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and as to which adequate reserves have been provided and (iii) have set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply.

3.24       Internal Accounting and Disclosure Controls.  The Company and its Subsidiary maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) records that accurately and fairly reflect transactions in, and dispositions of, assets, are maintained in reasonable detail, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) receipts and expenditures are being made only in accordance with authorizations of management or directors and (iv) the unauthorized acquisition, use or disposition of assets that could have a material effect on the financial statements is prevented or timely detected.  The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-14 under the 1934 Act) that are effective in ensuring that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the SEC, including, without limitation, controls and procedures designed in to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is accumulated and communicated to the Company’s management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure.  Except as set forth in the SEC Documents filed prior to the date hereof, during the twelve months prior to the date hereof neither the Company nor its Subsidiary has received any notice or correspondence from any accountant relating to any potential material weakness in any part of the system of internal accounting controls of the Company or its Subsidiary.

3.25       Investment Company. The Company is not, and is not an affiliate of, and immediately after receipt of payment for the Securities, will not be or be an affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company currently intends to conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended.

3.26       Manipulation of Price.  The Company has not, and to the Knowledge of the Company, no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

3.27       Disclosure.  The Company understands and confirms that each of the Buyers will rely on the foregoing representations in effecting transactions in securities of the Company.  All disclosure provided to the Buyers regarding the Company, its Subsidiary, their business and the transactions contemplated hereby, including the Schedules to this Agreement, furnished by the Company is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

3.28       Acknowledgement Regarding Buyers’ Trading Activity.  Anything in this Agreement or elsewhere herein to the contrary notwithstanding (except for Section 2.9), it is understood and acknowledged by the Company (i) that none of the Buyers have been asked to agree, nor has any Buyer agreed, to desist from purchasing or selling, long and/or short, securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Securities for any specified term; (ii) that past or future open market or other transactions by any Buyer, including, without limitation, short sales or “derivative” transactions, before or after the closing of this or future private placement transactions, may negatively impact the market price of the Company’s publicly-traded securities; (iii) that any Buyer, and counter parties in “derivative” transactions to which any such Buyer is a party, directly or indirectly, presently may have a “short” position in the Common Stock, and (iv) that each Buyer shall not be deemed to have any affiliation with or control over any arm’s length counter-party in any “derivative” transaction.  The Company further understands and acknowledges that (a) one or more Buyers may engage in hedging activities at various times during the period that the Securities are outstanding, including, without limitation, during the periods that the value of the Conversion Shares deliverable with respect to Securities are being determined and (b) such hedging activities (if any) could reduce the value of the existing stockholders’ equity interests in the Company at and after the time that the hedging activities are being conducted. The Company acknowledges that such aforementioned hedging activities do not constitute a breach of any of the Transaction Documents.

3.29       Commitments and Contracts. The Company has publicly disclosed in the SEC Documents filed prior to the date hereof true, correct and complete copies of any material contract or agreement (within the meaning of Item 601 of Regulation S-K) to which the Company or its Subsidiary is currently a party or by which the Company or its Subsidiary or any of their respective properties or assets are currently bound.

3.30       Compliance with ERISA. The Company does not maintain or contribute to any “employee benefit plan” as such term is defined in the Employee Retirement Income Security Act of 1974 (“ERISA”). The Company does not contribute to any “multi-employer plan” as such term is defined in ERISA. Neither the Company nor any Subsidiary has received services from any individual whom the Company or such Subsidiary, as the case may be, did not treat as a common-law employee, including any individual treated as a leased employee or as an independent contractor, but who should have been treated as a common-law employee.   Each individual, if any, who has constituted a leased employee of the Company or any Subsidiary, as defined under Section 414(n) of the Internal Revenue Code of 1986, as amended, has been properly treated as such for all applicable purposes.

3.31       No Anti-Dilution Rights; No Redemptions.  The transactions contemplated by this Agreement and the other Transaction Documents will not trigger any anti-dilution or similar provisions contained in any existing agreements and (ii) there are no outstanding securities or instruments of the Company or its Subsidiary that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or its Subsidiary is bound to redeem a security of the Company or its Subsidiary

3.32       Registration Rights Agreements. Except as set forth on Schedule 3.32, there are no agreements or arrangements under which the Company or its Subsidiary is obligated to register the sale of any of their securities under the 1933 Act (except pursuant to the Registration Rights Agreement).

3.33       Insolvency.  Immediately following the Closing and after giving effect to the transactions contemplated by this Agreement and the other Transaction Documents, the Company will not (i) be insolvent (either because its financial condition is such that the sum of its debts, including contingent and unliquidated debts, is greater than its assets, at a fair valuation, or because the present fair saleable value of its assets is less than the amount required to pay its probable liability on its existing debts, including contingent and unliquidated debts, as they become absolute and matured), (ii) have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted, or (iii) have incurred debts beyond its ability to pay them as they become due.

ARTICLE IV

COVENANTS

4.1         Best Efforts.  Each party shall use its commercially reasonable best efforts timely to satisfy each of the conditions to be satisfied by it as provided in Articles VI and VII of this Agreement.

4.2         Form D and Blue Sky.  The Company agrees to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to each Buyer promptly after such filing.  The Company shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or “Blue Sky” laws of the states of the United States following the Closing Date and shall provide evidence of any such action so taken to the Buyers.

4.3         Use of Proceeds.  Other than the Transaction Fees, the Escrow Tax Amount and as set forth on Exhibit J, the Company will use the proceeds from the sale of the Securities for general corporate purposes.

4.4         Financial Information.  The Company agrees to send the following to each Buyer during the Reporting Period (i) unless the following are filed with the SEC through EDGAR and are available to the public through the EDGAR system, within one (1) Business Day after the filing thereof with the SEC, a copy of its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, any interim reports or any consolidated balance sheets, income statements, stockholders’ equity statements and/or cash flow statements for any period other than annual or quarterly that is filed with the SEC, any Current Reports on Form 8-K and any registration statements (other than on Form S-8) or amendments filed pursuant to the 1933 Act, and (ii) copies of any notices and other information made available or given to the stockholders of the Company generally, contemporaneously with the making available or giving thereof to the stockholders.  As used herein, “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

4.5         Pledge of Securities.  Notwithstanding anything to the contrary in this Agreement, the Company acknowledges and agrees that the Securities may be pledged by a Buyer in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities, and no Buyer effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document.  The Company hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by a Buyer.

4.6         Fees.  At the Closing the Company shall pay an expense allowance to each of the Buyers or its designee(s) for all reasonable costs and expenses incurred in connection with the transactions contemplated by the Transaction Documents and the negotiations related thereto (including all reasonable legal fees and disbursements in connection therewith, documentation and implementation of the transactions contemplated by the Transaction Documents and due diligence in connection therewith), in an amount not to exceed $175,000, which amount shall be paid by the Company at the Closing (the “Transaction Fees”).

4.7         Disclosure of Transactions and Other Material Information.  On or before 8:30 a.m., New York City time, on the second Business Day following the date of this Agreement, the Company shall issue a press release describing the terms of the transactions contemplated by the Transaction Documents in the form attached hereto as Exhibit E.  In addition, on or before the end of the third Business Day following the date of this Agreement, the Company shall file a Current Report on Form 8-K describing the terms of the transactions contemplated by the Transaction Documents in the form required by the 1934 Act and attaching the Transaction Documents (including, without limitation, this Agreement, the form of the Preferred Shares and the form of the Registration Rights Agreement) as exhibits to such filing (including all attachments, the “8-K Filing”).  Subject to the foregoing, neither the Company, its Subsidiary nor any Buyer shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company and each Buyer shall be entitled, without the prior approval of the other, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith and (ii) as is required by applicable law and regulations (provided that in the case of clause (i) each Buyer shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release).

4.8         Reservation of Shares.  The Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than 100% of the number of Conversion Shares issuable upon conversion of the Preferred Shares issued at the Closing (without taking into account any limitations on the conversion of the Preferred Shares set forth in the Preferred Shares).

4.9         Conduct of Business.  The business of the Company and its Subsidiaries shall not be conducted in violation of any law, ordinance or regulation of any governmental entity, except where such violations would not result, either individually or in the aggregate, in a Material Adverse Effect.

4.10       Preemptive Rights.

(a)           Subject to the terms and conditions of this Section 4.10 and applicable securities laws, if the Company proposes to offer or sell any New Securities at any time prior to the date that is the fifth (5th) anniversary of the Closing Date, the Company shall first offer such New Securities to the Buyers.  A Buyer shall be entitled to apportion the preemptive rights hereby granted to it among itself and its affiliates in such proportions as such Buyer deems appropriate.

(b)           The Company shall give notice (the “Offer Notice”) to each Buyer, stating (i) its bona fide intention to offer such New Securities, (ii) the number of such New Securities to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such New Securities.

(c)           By notification to the Company within twenty (20) days after the Offer Notice is given, each Buyer may elect to purchase or otherwise acquire, at the price and on the terms specified in the Offer Notice, up to that portion of such New Securities equal to the proportion that the Common Stock issued and held, or issuable (directly or indirectly upon conversion of the Preferred Shares then held by such Buyer bears to the total Common Stock of the Company then outstanding (assuming full conversion of all Preferred Shares)).  At the expiration of such twenty (20) day period, the Company shall promptly notify each Buyer that elects to purchase or acquire all the shares available to it (each, a “Fully Exercising Investor”) of any other Buyer’s failure to do likewise.  During the ten (10) day period commencing after the Company has given such notice, each Fully Exercising Investor may, by giving notice to the Company, elect to purchase or acquire, in addition to the number of shares specified above, up to that portion of the New Securities for which Buyers were entitled to subscribe but that were not subscribed for by the Buyers that is equal to the proportion that the Common Stock issued and held, or issuable (directly or indirectly) upon conversion Preferred Shares then held, by such Fully Exercising Investor bears to the Common Stock issued and held, or issuable (directly or indirectly upon conversion of the Preferred Shares then held by all Fully Exercising Investors who wish to purchase such unsubscribed shares.  The closing of any sale pursuant to this Section 4.10 shall occur within the later of ninety (90) days of the date that the Offer Notice is given and the date of initial sale of New Securities pursuant to Section 4.10(c).

(d)           If all New Securities referred to in the Offer Notice are not elected to be purchased or acquired as provided in Section 4.10(c), the Company may, during the ninety (90) day period following the expiration of the periods provided in Section 4.10(c), offer and sell the remaining unsubscribed portion of such New Securities to any Person or Persons at a price not less than, and upon terms no more favorable to the offeree than, those specified in the Offer Notice.  If the Company does not enter into an agreement for the sale of the New Securities within such period, or if such agreement is not consummated within thirty (30) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such New Securities shall not be offered unless first reoffered to the Buyers in accordance with this Section 4.10.

(e)           As used in this Section 4.10 “New Securities” shall mean any shares of capital stock of the Company, whether now authorized or not, and any and all rights, convertible securities, options or warrants to purchase such capital stock, and securities of any type whatsoever that are, or may become, exercisable or convertible into capital stock issued by the Company after the date of this Agreement.  “New Securities” shall not include: (i) shares of capital stock reserved for issuance to employees, officers, directors, consultants or advisers pursuant to an equity incentive plan approved by the Board of Directors; (ii) shares of capital stock subject to options, warrants and convertible securities outstanding as of the date hereof; and (iii) shares of capital stock issued in connection with mergers, acquisitions, and other similar transactions.

ARTICLE V

REGISTER; TRANSFER AGENT INSTRUCTIONS

5.1         Register.  The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to each holder of Securities), a register for the Preferred Shares in which the Company shall record the name and address of the Person in whose name the Preferred Shares have been issued (including the name and address of each transferee as notified to the Company in writing), the principal amount of Preferred Shares held by such Person and the number of Conversion Shares issuable upon conversion of the Preferred Shares.  The Company shall keep the register open and available at all times during business hours for inspection of any Buyer or its legal representatives.

5.2         Transfer Agent Instructions.  The Company shall issue irrevocable instructions to its transfer agent, and any subsequent transfer agent, to issue certificates or credit shares to the applicable balance accounts at The Depository Trust Company (“DTC”), registered in the name of each Buyer or its respective nominee(s) upon conversion of the Preferred Shares in such amounts as specified from time to time by each Buyer to the Company upon conversion of the Preferred Shares.

ARTICLE VI

CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL

The obligation of the Company hereunder to issue and sell the Preferred Shares to each Buyer at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided, that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing each Buyer with prior written notice thereof:

6.1         Such Buyer shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Company.

6.2         Such Buyer and each other Buyer shall have delivered to the Company the purchase price for the Preferred Shares being purchased by such Buyer at the Closing in accordance with Section 1.2 less the Transaction Fees withheld pursuant to Section 4.6 and less the Tax Escrow Amount.

6.3         Such Buyer and each other Buyer shall have delivered the Tax Escrow Amount to the Escrow Agent pursuant to the terms of the Escrow Agreement.

6.4         The representations and warranties of such Buyer shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specified date), and such Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Buyer at or prior to the Closing Date.

ARTICLE VII

CONDITIONS TO EACH BUYER’S OBLIGATION TO PURCHASE

The obligation of each Buyer hereunder to purchase the Preferred Shares at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for each Buyer’s sole benefit and may be waived by such Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

7.1         The Company shall have duly executed and delivered to such Buyer (i) each of the Transaction Documents and (ii) stock certificates representing the Preferred Shares (allocated in such principal amounts as such Buyer shall have requested in writing), being purchased by such Buyer at the Closing pursuant to this Agreement.

7.2         Such Buyer shall have received the opinion of Reed Smith LLP, the Company’s outside counsel, dated as of the Closing Date, in the form of Exhibit F attached hereto.

7.3         The Company shall have delivered to such Buyer a certificate evidencing the formation and good standing of the Company and its Subsidiary in such entity’s jurisdiction of formation issued by the Secretary of State (or comparable office) of such jurisdiction, as of a date within 10 days of the Closing Date.

7.4         The Company shall have delivered to such Buyer a certified copy of the Certificate of Incorporation as certified by the Secretary of State of the State of Delaware within 10 days of the Closing Date.

7.5         The Company shall have delivered to such Buyer a certificate, executed by the Secretary of the Company and dated as of the Closing Date, as to (i) the resolutions consistent with Section 3.2 as adopted by the Company’s Board of Directors in a form reasonably acceptable to such Buyer, (ii) the Certificate of Incorporation and (iii) the Bylaws, each as in effect at the Closing in the form attached hereto as Exhibit G.

7.6         The representations and warranties of the Company shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specified date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing Date.  Such Buyer shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Buyer in the form attached hereto as Exhibit H.

7.7         The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Securities.

7.8         The Certificate shall have been properly filed with the Delaware Secretary of State on or before the Closing Date.

7.9         The Company shall have obtained from each of Howard Chase, Steven Kane, Loren McFarland, Eugene Bauer and William Hitchcock a letter stating that such director has resigned from the board of directors of Company effective as of the Closing in the form attached hereto as Exhibit I.

7.10       The Company shall have fully satisfied (including with respect to rights of timely notification) or obtained enforceable waivers in respect of any preemptive rights, rights of first refusal or any other similar rights or directly or indirectly affecting any of its securities in connection with the sale of Securities and provide evidence of such in a form reasonably satisfactory to Buyers.

7.11       The Company shall have delivered to such Buyer such other documents relating to the transactions contemplated by this Agreement as such Buyer or its counsel may reasonably request.

ARTICLE VIII

MISCELLANEOUS

8.1         Governing Law; Jurisdiction.  All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflict of laws thereof. Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by any of the Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in the City of Los Angeles (the “Los Angeles Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the Los Angeles Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such Los Angeles Courts, or such Los Angeles Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law.  Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. If any party shall commence an action or proceeding to enforce any provisions of this Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.

8.2         Counterparts.  This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

8.3         Headings.  The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

8.4         Severability.  If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

8.5         Entire Agreement; Amendments.  This Agreement and the other Transaction Documents supersede all other prior oral or written agreements between the Buyers, the Company, their affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement, the other Transaction Documents and the instruments referenced herein and therein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters.  No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Buyers holding at least 67% in interest of the Securities then outstanding or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

8.6         Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto at or prior to 5:30 p.m. (New York City time) on a Business Day, (ii) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a Business Day or later than 5:30 p.m. (New York City time) on any Business Day, (iii) the second (2 nd ) Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (iv) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

8.7         Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Buyer (other than by merger). Any Buyer may assign any or all of its rights under this Agreement to any Person to whom such Buyer assigns or transfers any Securities in accordance with the terms of this Agreement, provided that such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of the Transaction Documents that apply to the “Buyers.”

8.8         No Third Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

8.9         Survival.  All representations, warranties, covenants and agreements made by the Company and the Buyers in this Agreement or in any certificate or other instrument delivered pursuant hereto shall survive the Closing and the delivery of the Securities and any investigation and discovery by the Company or by the Buyers, as the case may be, made at any time with respect thereto.  Each Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

8.10       Further Assurances.  Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

8.11       Indemnification.  (a) In consideration of each Buyer’s execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Company’s other obligations under the Transaction Documents, the Company shall indemnify and hold harmless each Buyer and its affiliates and each of their respective officers, directors, partners, members, employees, agents and representatives, and each Person who controls each Buyer within the meaning of the 1934 Act (collectively, the “Buyer Indemnified Parties”), to the fullest extent lawful, from and against any and all judgments, fines, amounts paid in settlement, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Buyer Indemnified Party  is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Buyer Indemnified Party as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, or (c) any cause of action, suit or claim brought or made against such Buyer Indemnified Party by a third party (including for these purposes a derivative action brought on behalf of the Company) and arising out of or resulting from the execution, delivery, performance or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby.

(b)           In consideration of the Company’s execution and delivery of the Transaction Documents and in addition to all of such Buyer’s other obligations under the Transaction Documents, each Buyer, severally and not jointly and severally, shall indemnify and hold harmless the Company and its affiliates and each of their respective officers, directors, partners, members, employees, agents and representatives, and each Person who controls the Company within the meaning of the 1934 Act (collectively, the “Seller Indemnified Parties”), to the fullest extent lawful, from and against any and all Indemnified Liabilities, incurred by any Seller Indemnified Party as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by such Buyer in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of such Buyer contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, or (c) any cause of action, suit or claim brought or made against such Seller Indemnified Party by a third party and arising out of or resulting from the execution, delivery, performance or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby.

(c)           Any party seeking indemnification under this Section 8.11 (an “Indemnified Party”) will give each party from whom indemnification is being sought (each, an “Indemnifying Party”) prompt written notice of any claim, action, suit or proceeding commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability that it may have under the indemnity agreement provided in this Section 8.11, unless and to the extent the Indemnifying Party shall have been actually and materially prejudiced by the failure of such Indemnified Party to so notify the Indemnifying Party.  Such notice shall describe in reasonable detail such claim. In case any claim, action, suit or proceeding is brought against an Indemnified Party, the Indemnified Party shall be entitled to hire, at its own expense, separate counsel and participate in the defense thereof.  If the Indemnifying Party so elects within a reasonable time after receipt of notice, the Indemnifying Party may assume the defense of the action or proceeding at the Indemnifying Party’s own expense with counsel chosen by the Indemnifying Party and approved by such Indemnified Party, which approval shall not be unreasonably withheld; provided, however, that the Indemnifying Party will not settle or compromise any claim, action, suit or proceeding, or consent to the entry of any judgment with respect to any such pending or threatened claim, action, suit or proceeding without the written consent of such Indemnified Party unless such settlement, compromise or consent secures the unconditional release of such Indemnified Party from all liabilities arising out of such claim, action, suit or proceeding; provided, further, that if the defendants in any such claim, action, suit or proceeding include both such Indemnified Party  and the Indemnifying Party and such Indemnified Party reasonably determines, based upon advice of legal counsel experienced in such matters, that such claim, action, suit or proceeding involves a conflict of interest (other than one of a monetary nature) that would reasonably be expected to make it inappropriate for the same counsel to represent both such Indemnified Party and the Indemnifying Party, then the Indemnifying Party shall not be entitled to assume the defense of such Indemnified Party and such Indemnified Party shall be entitled to separate counsel at the Indemnifying Party’s expense, which counsel shall be chosen by such Indemnified Party and approved by the Indemnifying Party, which approval shall not be unreasonably withheld; and provided, further, that it is understood that the Indemnifying Party shall not be liable for the fees, charges and disbursements of more than one separate firm for such Indemnified Party.  If the Indemnifying Party assumes the defense of any claim, action, suit or proceeding, all Indemnified Parties shall thereafter promptly deliver to the Indemnifying Party copies of all notices and documents (including court papers) received by such Indemnified Party relating to the claim, action, suit or proceeding, and each Indemnified Party shall cooperate in the defense or prosecution of such claim.  Such cooperation shall include the retention and (upon the Indemnifying Party’s request) the prompt provision to the Indemnifying Party of records and information that are reasonably relevant to such claim, action, suit or proceeding, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.  If the Indemnifying Party is not entitled to assume the defense of such claim, action, suit or proceeding as a result of the second proviso to the fourth sentence of this Section 8.11, the Indemnifying Party’s counsel shall be entitled to conduct the Indemnifying Party’s defense and counsel for the Indemnified Party shall be entitled to conduct the defense of the Indemnified Party, it being understood that both such counsel will cooperate with each other, to the extent feasible in light of the conflict of interest or different available legal defenses, to conduct the defense of such action or proceeding as efficiently as possible.  If the Indemnifying Party is not so entitled to assume the defense of such action or does not assume the defense, after having received the notice referred to in the first sentence of this Section 8.11, the Indemnifying Party will pay the reasonable fees and expenses of counsel for the Indemnified Party; in that event, however, the Indemnifying Party will not be liable for any settlement of any claim, action, suit or proceeding effected without the written consent of the Indemnifying Party.  If the Indemnifying Party is entitled to assume, and assumes, the defense of an action or proceeding in accordance with this Section 8.11, the Indemnifying Party shall not be liable for any fees and expenses of counsel for the Indemnified Party incurred thereafter in connection with that action or proceeding except as set forth in the proviso in the fourth sentence of this Section 8.11.  Unless and until a final judgment is rendered that an Indemnified Party is not entitled to the costs of defense under the provisions of this Section 8.11, the Indemnifying Party shall reimburse, promptly as they are incurred, the Indemnified Party’s reasonable costs of defense.

8.12       No Strict Construction.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

8.13       Remedies.  In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Buyers and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agrees to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

8.14       Rescission and Withdrawal Right.  Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Buyer exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Buyer may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

8.15       Payment Set Aside.  To the extent that the Company makes a payment or payments to the Buyers hereunder or pursuant to any of the other Transaction Documents or the Buyers enforce or exercise their rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, foreign, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

8.16       Independent Nature of Buyers’ Obligations and Rights.  The obligations of each Buyer under any Transaction Document are several and not joint with the obligations of any other Buyer, and no Buyer shall be responsible in any way for the performance of the obligations of any other Buyer under any Transaction Document.  Nothing contained herein or in any other Transaction Document, and no action taken by any Buyer pursuant hereto or thereto, shall be deemed to constitute the Buyers as, and the Company acknowledges that the Buyers do not so constitute, a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Buyers are in any way acting in concert or as a group, and the Company will not assert any such claim with respect to such obligations or the transactions contemplated by the Transaction Documents and the Company acknowledges that the Buyers are not acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents.  The Company acknowledges and each Buyer confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors.  Each Buyer shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any other Buyer to be joined as an additional party in any proceeding for such purpose.

8.17       Knowledge of the Company.  The phrase “Knowledge of the Company” shall mean the actual knowledge of Steven Kane, Marc L. Rose, Howard E. Chase, Herbert Langsam and Loren McFarland and shall specifically exclude any actual knowledge of John Francis and Wenchen (Wayne) Lin.

8.18       Certain Waivers.

(a)           By executing this Agreement, each of A Plus International, Inc. and Francis Capital Management, LLC hereby acknowledge and agree to the waiver of any notice rights held by it in connection with the transactions contemplated by this Agreement, and termination of any and all prior rights of participation, rights of first refusal, registration rights and piggyback rights previously granted to them pursuant to prior agreements with the Company, including but not limited to (i)  rights of participation granted to A Plus International, Inc. in Section 1.3 of the Subscription Agreement between such Buyer and the Company dated January 29, 2007, and (ii) piggyback rights in Section 6(e) of the Registration Rights Agreement dated October 17, 2007 granted to Francis Capital Management and its controlled, affiliated funds signatory thereto.

(b)           By executing this Agreement, each of A Plus International, Inc., Francis Capital Management, LLC and Catalysis Partners, LLC hereby agree that upon consummation of the transactions contemplated by this Agreement each officially withdraws the Demand.  “Demand” means that certain demand of special meeting of stockholders of the Company, pursuant to which stockholders representing at least twenty-five percent (25%) of the number of shares of stock outstanding and entitled to vote at a special meeting of stockholders demanded that the Company call a special meeting for the purpose of considering and acting upon the matters contained therein.

8.19       Debt Cancellation. In consideration for the issuance to A Plus International, Inc. of 10,000 Preferred Shares pursuant to this Agreement, A Plus International, Inc., hereby irrevocably cancels and extinguishes, and deems paid in full, exactly One Million Dollars ($1,000,000) in principal amount of outstanding accounts payable owed by the Company to A Plus International, Inc., as of the date hereof pursuant to a supply agreement for surgical sponges.  A Plus International, Inc., agrees that no fees or penalties or other consideration (including any that may be owed due to any default on the debt being cancelled hereby) are owed to it by Company in order to induce it to agree to the cancellation effected hereby.  A Plus International, Inc., warrants that it has not assigned or otherwise transferred its rights to the debt being cancelled hereby.

[Signature Pages Follows]

IN WITNESS WHEREOF, each Buyer and the Company, and solely for the purpose of waiving certain rights pursuant to Section 8.18 hereof, Francis Capital Management, LLC, have caused their respective signature page to this Convertible Preferred Stock Purchase Agreement to be duly executed as of the date first written above.

COMPANY:

PATIENT SAFETY TECHNOLOGIES,
INC.

By:
Name:
Title:

Address for Notice:

copy to (which shall not constitute notice):

FRANCIS CAPITAL MANAGEMENT,
LLC
(solely for the purpose of waiving certain
rights pursuant to Section 8.18 hereof)

By:
Name:John P. Francis
Title: Managing Member

Address for Notice:

copy to (which shall not constitute notice):

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
SIGNATURE PAGES FOR BUYERS TO FOLLOW]

[BUYER SIGNATURE PAGE TO CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT]

Name of Buyer: ____________________________

Signature of Authorized Signatory of Buyer: ____________________________

Name of Authorized Signatory: ____________________________

Title of Authorized Signatory: ____________________________

Email Address of Authorized Signatory: ____________________________

Facsimile Number of Authorized Signatory: ____________________________

Address for Notice of Buyer: ____________________________

Address for Delivery of Preferred Stock certificate for Buyer (if not same as address for notice): ___________________

Subscription Amount: $ ____________________________

Shares of Preferred Stock: ____________________________